Exhibit 99.1

For Immediate Release

Contacts: Peerless Systems Corporation: John Rigali Chief Financial Officer (310) 297-3146	Investor Contact: Geoff High Pfeiffer High Investor Relations, Inc. (303) 393-7044
Peerless Systems Announces Fiscal Third Quarter Results
EL SEGUNDO, Calif., December 12, 2006 — Peerless Systems Corporation (Nasdaq: PRLS), a provider of advanced imaging and networking technologies and components to the digital document market, today reported financial results for its fiscal 2007 third quarter ended October 31, 2006.
Third Quarter Results
Third quarter revenue was $8.0 million versus $9.6 million in the comparable quarter a year ago, and $7.9 million in this year’s second fiscal quarter. Product licensing revenue was $5.0 million compared with $5.9 million in last year’s third quarter and $5.2 million reported in this year’s second quarter. Engineering services and maintenance revenue was $3.0 million versus $3.2 million in the same quarter a year ago and $2.7 million in this year’s second quarter. Peerless earned the full $0.25 million in performance incentives associated with its long-term engineering services agreement with Kyocera-Mita Corporation. Hardware revenue was $37,000 versus $598,000 in the comparable year-ago quarter and $15,000 in this year’s second quarter. The year-over-year decline in hardware revenue resulted from the discontinuation of sales of the company’s Everest controllers in the fourth quarter of fiscal 2006.
The company signed three third-quarter license agreements valued at $4.0 million, $3.8 million of which were recognized as revenue during the quarter. The current portion of contract backlog for engineering services is $2.6 million, which will be recognized during the fourth quarter and includes revenue expected under the Kyocera-Mita memorandum of understanding (MOU). Contract backlog does not include up to $0.25 million in potential fourth quarter incentive fees associated with the Kyocera-Mita MOU.
Gross margin in the third quarter was 42.3% compared with 51.5% in the third quarter last year and 54.2% in this year’s second quarter. The decline was due in part to a change of estimates in the company’s product licensing expense arising from more accurate product shipping reports from one of the company’s largest OEM customers. Gross margin was also impacted by lower revenue on fixed costs. Research and development expenses in the third quarter were $1.3 million, or 16.3% of revenue, versus $1.5 million, or 15.4% of revenue, in the third quarter last year, and $2.1 million, or 26.8% of revenue, in this year’s second quarter. The sequential decline in R&D expenses resulted from the completion of work on several new software development products, which are now reflected in cost of sales. Sales and marketing expenses were $0.8 million, or 9.8% of revenue, versus $0.8 million, or 8.4% of revenue, in the third quarter last year, and $0.8 million, or 9.6% of revenue, in this year’s second quarter. General and administrative expenses were $1.4 million, or 17.8% of revenue, compared with $1.6 million, or 16.8% of revenue, in the third quarter last year and $1.8 million, or 23.3% of revenue, in this year’s second quarter.

The company reported a third quarter net loss of $0.02 million, or $0.00 per diluted share, versus net income of $1.0 million, or $0.06 per diluted share, in the third quarter last year, and a net loss of $0.3 million, or $0.02 per diluted share, in this year’s second quarter.
Total assets at the end of the third quarter were $22.0 million, and included cash and cash equivalents of $12.7 million, or $0.67 per diluted share. Stockholders’ equity was $14.4 million, or $0.75 per diluted share. Days sales outstanding (DSO) for receivables and unbilled were 86 versus 81 at the end of the second quarter and 48 at January 31, 2006. The increase in DSO resulted from the extension of payment terms in a block license agreement signed in the third quarter.
Management Commentary
“Third quarter results represented an improvement over the second fiscal quarter,” said Howard Nellor, president and CEO. “However, we continued to experience softness in demand for our core monochrome technologies.”
Nellor added, “We have maintained an aggressive marketing effort associated with our new Sierra high-performance color technologies, and also are working to assess the anticipated licensing revenue these technologies will generate under our relationship with Kyocera-Mita. We received initial indications that some of these technologies would be licensed in the fourth quarter of this fiscal year, and the related imaging products would be delivered to the market late second or early third quarter of FY08. Due to issues beyond our control, it now appears that this timeline will be extended, although it is uncertain as to when these products will be market ready.”
Nellor said pricing pressure from high-volume manufacturers of low-cost color imaging equipment has impacted the product launch strategies at many of the industry’s leading OEMs. We currently are working aggressively to convert these strategies into licensing opportunities. We are attempting to adjust to the changing market by bringing in incremental revenues with our hardware IP products.
Nellor added that Peerless is in the final stages of the previously announced effort to retain a new chief executive officer. “We have nearly completed the executive search and retention process, and in the coming days, we expect to announce the appointment of a highly qualified individual to serve as Peerless’ new chief executive.”
Nine-Month Results
Through nine months, total revenue was $24.7 million versus $26.5 million in the comparable year-ago period. Gross margin for the nine-month period was 56.1% versus 51.3% in the comparable period last year. Net income was $1.7 million, or $0.09 per diluted share, versus net income of $2.6 million, or $0.14 per diluted share, in the same period a year ago.

Guidance
Management reiterated its prior guidance for the full 2007 fiscal year, which calls for revenue to range from $33.0 million to $36.0 million, while full-year net income is expected to be approximately $3.0 million. Guidance assumes the company will receive two block licenses collectively valued at $4.6 million.
Peerless intends to provide guidance for fiscal 2008 in its fiscal 2007 year-end earnings release. However, management said that declining demand for the company’s core monochrome technologies and later-than-expected realization of licensing revenue for the company’s Sierra technologies will likely lead to a year-over-year decline in total revenue during the first half of fiscal 2008.
Peerless and Kyocera-Mita have not as of yet executed a definitive agreement and have to date continued to operate under the MOU. The guidance and other forecasts addressed above assume that Peerless and Kyocera-Mita will enter into definitive agreements that have comparable terms to those contained in the MOU, or the parties will continue to operate under the MOU.
Management and the board of directors will continue to consider all opportunities to enhance the value of the company, including aggressive marketing of new technologies, development of new market opportunities, raising additional capital, mergers, and/or acquisitions.
Peerless Systems Conference Call
Management will hold a conference call to discuss fiscal third quarter results today at 5:00 p.m. Eastern (2:00 p.m. Pacific). Investors are invited to listen to the call live via the Internet at www.peerless.com, or by dialing into the teleconference at 866-700-7101 (617-213-8837 for international callers) and entering the passcode 47790907. Participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 30 days and an audio replay will be available through December 19, 2006, by calling 888-286-8010 (617-801-6888 for international callers) and entering the passcode 75644490.
About Peerless Systems Corporation
Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.
Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
Statements made by us in this press release that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21 of the Securities Exchange Act of 1934. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Statements that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. Such statements include, but are not limited to, contract backlog will be realized, acceptance of Sierra color technologies, whether (and if so, when) licensing of new technologies with Kyocera-Mita will occur, whether FY08 guidance will be provided, acceptance of Hardware IP and ASIC strategy, signing of new contracts by later half of FY08, ability to locate, hire and retain a qualified CEO, and whether the Company will enter into a definitive agreement with Kyocera-Mita. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, changing competitive and market conditions, our reliance on certain OEM customers for significant portions of our revenues, the sufficiency of our capital resources, any adverse change in our relationship with Adobe Systems Incorporated and Novell, Inc, increased competition both from in-house OEM products and low cost offshore competitors, the impact of Microsoft’s Vista™ operating system, reduced demand for our existing monochrome technologies, our ability to develop and market our advanced devices and software, the validity and protection of our intellectual property rights and our ability to execute our business plan and strategic partnering transactions.
The above risks, and others, are described in further detail in our reports filed with the Securities and Exchange Commission, including but not limited to, our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2006 in the section called “Certain Factors and Trends Affecting Us and Our Business” filed on May 1, 2006 and our most recent quarterly report on Form 10-Q for the quarter ended July 31, 2006 in the section called “Item 1A. — Risk Factors” filed on September 14, 2006 . Copies of Peerless’ press releases and additional information about Peerless are available at www.Peerless.com or you can contact Peerless Investor Relations by calling (303) 393-7044.
Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.
- Financial tables follow -

PEERLESS SYSTEMS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 31		October 31
	2006	2005	2006	2005
Revenues:
Product licensing	$4,954	$5,854	$15,624	$14,332
Engineering services and maintenance	2,989	3,194	8,664	9,207
Hardware sales	37	598	392	2,980

Total revenues	7,980	9,646	24,680	26,519

Cost of revenues:
Product licensing	2,005	2,179	3,856	4,778
Engineering services and maintenance	2,355	1,929	6,558	5,844
Hardware sales	246	566	428	2,282

Total cost of revenues	4,606	4,674	10,842	12,904

Gross margin	3,374	4,972	13,838	13,615

Operating expenses:
Research and development	1,300	1,487	5,473	4,052
Sales and marketing	779	809	2,328	2,592
General and administrative	1,423	1,623	4,656	4,356

Total operating expenses	3,502	3,919	12,457	11,000

Income (loss) from operations	(128)	1,053	1,381	2,615

Other income (expense)	106	(1)	325	(28)

Income (loss) before income taxes	(22)	1,052	1,706	2,587
Provision (benefit) for income taxes	(4)	7	8	28

Net income (loss)	$(18)	$1,045	$1,698	$2,559

Basic earnings per share	$0.00	$0.06	$0.10	$0.16

Diluted earnings per share	$0.00	$0.06	$0.09	$0.14

Weighted average common shares outstanding — basic	17,147	16,585	17,082	16,405

Weighted average common shares outstanding — diluted	17,147	18,795	19,101	18,157

PEERLESS SYSTEMS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 31,	January 31,
	2006	2006
ASSETS
Current assets:
Cash and cash equivalents	$12,744	$13,220
Trade accounts receivable, net	5,608	2,128
Unbilled receivables	2,068	3,032
Inventory	107	—
Prepaid expenses and other current assets	655	559

Total current assets	21,182	18,939
Property and equipment, net	679	904
Other assets	159	191

Total assets	$22,020	$20,034

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$287	$479
Accrued wages	1,255	693
Accrued compensated absences	988	872
Accrued product licensing costs	3,784	4,325
Other current liabilities	408	743
Deferred revenue	458	708

Total current liabilities	7,180	7,820
Other liabilities	430	275

Total liabilities	7,610	8,095
Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	51,718	50,939
Accumulated deficit	(37,227)	(38,925)
Accumulated other comprehensive income	15	21
Treasury stock, 150 shares, at cost	(113)	(113)

Total stockholders’ equity	14,410	11,939

Total liabilities and stockholders’ equity	$22,020	$20,034

PEERLESS SYSTEMS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended
	October 31,
	2006	2005
Cash flows from operating activities:
Net income	$1,698	$2,559
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	687	1,058
Share-based compensation	431	—
Other	(6)	—
Changes in operating assets and liabilities:
Trade accounts receivables	(3,480)	(906)
Unbilled receivables	789	(1,200)
Inventory	(107)	660
Prepaid expenses and other assets	33	(68)
Accounts payable	(192)	(420)
Accrued product licensing costs	(541)	1,166
Deferred revenue	(75)	(291)
Other liabilities	498	1,325

Net cash provided by (used in) operating activities.	(265)	3,883

Cash flows from investing activities:
Proceeds from sale of available-for-sale securities	—	1,014
Purchases of property and equipment	(209)	(157)
Purchases of software licenses	(350)	(348)

Net cash (used) provided by investing activities	(559)	509

Cash flows from financing activities:
Proceeds from issuance of common stock	—	440
Proceeds from exercise of common stock options	348	456

Net cash provided by financing activities	348	896

Net increase (decrease) in cash and cash equivalents	(476)	5,288
Cash and cash equivalents, beginning of period	13,220	5,099

Cash and cash equivalents, end of period	$12,744	$10,387